                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of report (date of earliest event reported): August 26, 1999



                                PLANTRONICS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                    1-12696                               77-0207692
-----------------------------------------      ----------------------------------      ---------------------------------
(State or jurisdiction of incorporation             (Commisson File Number)            (I.R.S. Employer Identification
            or organization)                                                                         No.)

                               345 Encinal Street
                              Santa Cruz, CA 95060

          (Address, including zip code, of principal executive offices)



       Registrant's telephone number, including area code: (831) 426-5858





--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.


     The following is the full text of the press release made by the Registrant on August 26, 1999:

"SANTA CRUZ, California, (Aug. 26, 1999) -- Plantronics, Inc. (NYSE: PLT) today announced that, based on a newly revised forecast, it anticipates earnings per share for the fiscal year ending April 1, 2000 will be between $3.55 and $3.70. The low end of this range is 7% lower than the highest current analyst estimate and the high end of the range is equal to the lowest analyst estimate. The Company's range of estimated earnings would be 18% to 23% above its $3.02 earnings per share in fiscal 1999. The Company indicated that it currently believes earnings per share for the second fiscal quarter, which ends September 25, 1999, will be higher than the $0.74 earned in the second quarter of fiscal 1999, but will be slightly less than the $0.85 earned in the first quarter of fiscal 2000.

The lower growth in anticipated earnings per share is due to a revised revenue outlook. The Company indicated that, based on currently available information, it believes revenues for the fiscal year will be approximately $300 to $305 million, up from fiscal 1999 revenues of $286.3 million. For the second fiscal quarter, Plantronics expects to achieve revenues of approximately $72 million, down sequentially from revenues of $74.7 million for the first fiscal quarter, but above the $71.2 million in revenues reported for the second quarter of fiscal 1999.

Based upon current information, Plantronics believes that there are two principal reasons for the slower than expected revenue growth:

-- A decline in demand from call centers. Management believes that many call centers either previously installed or upgraded systems for Year 2000 compliance or are delaying installation of new systems until after January 2000.

-- The Company's largest OEM customer and customers in its U.S. distributor channel have recently begun to reduce inventories to levels below what they have carried in previous periods. Management believes that this has been made possible in part by the Company's sustained improvement of its order lead times and on-time delivery performance.

Ken Kannappan, President and Chief Executive Officer of Plantronics, stated, "We believe that advance and contingency planning for the Year 2000 by call center managers and corporations worldwide is beginning to affect the current level of demand for our products. This effect may intensify in the upcoming third quarter and continue through at least March 2000. As we have previously reported, we appear to have benefited from this effect in earlier fiscal periods, and may now be experiencing its negative effects. While we have attempted to take these issues into account in our forecasts, the impact of the Year 2000 issues on our sales is new and uncertain."

Barbara Scherer, Chief Financial Officer of Plantronics, added that, "As part of the implementation of a broad inventory management program, our largest OEM customer is reducing its inventory of products it purchases, including ours. We recently learned that the magnitude of this impact on our sales was larger, and the timing sooner, than we had anticipated. We currently estimate this will reduce our revenues by approximately $7 million over the next six months."

The Company stated that it remains optimistic about the potential for its headsets in both its core call center market and the emerging office, mobile, computer, and residential market segments. Demand for the Company's headsets for mobile phones and voice-enabled computer applications is running ahead of plan.

RISK FACTORS

The statements in this press release are forward looking. These forward looking statements are based on the reasonable current expectations of Plantronics, Inc. A variety of factors could cause its actual results and experience to differ materially from the anticipated results or other expectations expressed in this release. These factors include but are not limited to the following: (1) the Company's forecasts are based in part upon trends and past experience, which may not accurately anticipate changing market conditions arising from Year 2000 or other issues; (2) the Year 2000 issue is a previously unknown phenomenon which may have widespread and unknown impacts on the business; (3) while widely expected to cease after the first calendar quarter of 2000, the Year 2000 phenomenon may persist longer than anticipated, particularly insofar as customers for the Company's products experience significant system failures that consume their information technology resources; (4) the inventory tightening among some of the Company's customers and distributors may broaden to all of the Company's customers, may intensify and may persist longer than currently expected by the Company as more purchasers adopt more aggressive "just-in-time" inventory strategies; (5) the current forecasts do not fully account for the potential success of the Company's new products expected to be launched in this quarter; (6) the Company's international markets may be expanding beyond the level currently forecast by the Company; (7) the Company may achieve success with new customers beyond the level currently forecast by the Company; (8) the complexity and uncertainty regarding the development of new products may delay their introduction or, if introduced, may cause delays in ordering pattern, changes in product mix or reduction of sales from older product lines; (9) the Company may experience increasing pricing pressures from competitors and/or customers; (10) the introduction of new products may result in higher levels of product returns. For a more complete and detailed listing of these and additional risk factors that may cause actual results to vary materially from the results projected in this release, please refer to the Company's filings with the Securities Exchange Commission, including its filings on Form 10-K for Fiscal 1999 and on Form 10-Q for the first quarter of Fiscal 2000. Plantronics, Inc. disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this release.


About Plantronics

Plantronics introduced the first lightweight communications headset in 1962 and is recognized as the world leader in communications headsets. A publicly held company with more than 1,800 employees, Plantronics is the leading provider of headsets to telephone companies and the business community worldwide.

Plantronics headsets are also used widely in many Fortune 500 corporations and have been featured in numerous motion pictures and high-profile events, including Neil Armstrong's historic "One small step for man" transmission from the moon in 1969. Plantronics, Inc. headquartered in Santa Cruz, was founded in 1961 and maintains offices in 18 countries. Plantronics products are sold and supported through a worldwide network of authorized Plantronics marketing partners. Information about the Company and its products can be found at www.plantronics.com or by calling (800) 544-4660."

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PLANTONICS, INC.


Dated: September 14, 1999              By: /s/ Kevin Goodwin
                                           ------------------------------------
                                           Kevin Goodwin, Vice President-Legal,
                                           General Counsel and Secretary


                                      -5-